UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

MERIDIAN INTERSTATE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-33898	20-4652200
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Meridian Street, East Boston, Massachusetts	02128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 567-1500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Certain matters discussed in this Current Report are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because they will include words such as “believes,” “anticipates” or “expects,” or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, among others, factors discussed in the filings made by Meridian Interstate Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission. Investors should consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Item 8.01.	Other Events

The Company commented on a report on the Company issued by Mergermarket, an affiliate of the FT Group and Financial Times. The report, based on information provided by an employee of the Company, indicated that the employee noted that there was a high probability that the Company would engage in a second step full conversion transaction within the next 12 months.  The Company desires to clarify that it has not adopted a plan of second step conversion and that it has no current plans or arrangements pending to conduct a second step transaction.  The Company noted that any decision by the Board to conduct a second-step conversion  transaction in the future would involve consideration of a variety of factors, including but not limited to the Company’s need for capital, industry and market conditions, potential use of capital raised, regional, local and national economic conditions and regulatory considerations.  The Company has noted that it is the general policy of the Company not to comment publicly on material strategic planning matters, including a second-step conversion transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERIDIAN INTERSTATE BANCORP, INC.

DATE: June 27, 2011

By: /s/ Richard J. Gavegnano
Richard J. Gavegnano
Chairman of the Board and Chief Executive Officer